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                                                                    EXHIBIT 99.1







          CENTEX EXPECTS RECORD EARNINGS FOR FISCAL 2002, 2003 AND 2004
           ANNOUNCEMENT MADE AT COMPANY'S NEW YORK INVESTOR CONFERENCE

                  (DALLAS, TX Dec. 5, 2001): Centex Corporation (NYSE: CTX) said today that the company expects to continue to report record net earnings for fiscal years 2002, 2003 and 2004. The comments were made at Centex's 2001 Investor Conference held in New York
                  The company's Chairman and CEO Laurence E. Hirsch said Centex expects to earn $5.85 per diluted share for fiscal 2002 ending March 31, 2002, marking the company's sixth consecutive record year. In addition, Mr. Hirsch said that based on current housing sales rates and the continuance of a reasonably good economic environment, Centex anticipates diluted earnings per share in the range of $6.85-$7.70 for fiscal 2003 and $8.25-$9.40 for fiscal 2004.
                  Mr. Hirsch cited several reasons for Centex's confidence in the future: the company's business model; capital and balance sheet capacity; attractive markets for its business segments; an experienced management team; and the company's proven processes.
                  The company's conference, which also includes presentations by other members of the senior management of Centex and its major operating divisions, is being webcast live today from 9:00 a.m. to 3:30 p.m. through the Centex Corporation Web site at HTTP://WWW.CENTEX.COM. To listen to the webcast, a participant must have Windows Media Player installed (the webcast will not work with Real Audio). Downloading the Windows Media Player software requires approximately 15 minutes.
                  The webcast will be archived on the Centex Web site until January 4, 2002.
                  Through its subsidiaries, Dallas-based Centex ranks among the nation's leading home builders, non-bank-affiliated retail mortgage originators, and general building contractors. The Company also has operations in investment real estate and currently owns approximately 65% of a publicly held construction products company.
                                   (M O R E)
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   CENTEX EXPECTS RECORD EARNINGS FOR FISCAL 2002, 2003 AND 2004 PAGE 2 OF 2



FORWARD-LOOKING STATEMENTS. THE FOREGOING CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE CONTEXT OF THE STATEMENT AND GENERALLY ARISE WHEN THE COMPANY IS DISCUSSING ITS BELIEFS, ESTIMATES, OR EXPECTATIONS. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. ACTUAL RESULTS AND OUTCOMES MAY DIFFER MATERIALLY FROM WHAT IS EXPRESSED OR FORECAST IN SUCH FORWARD-LOOKING STATEMENTS. THE PRINCIPAL RISKS AND UNCERTAINTIES THAT MAY AFFECT THE COMPANY'S ACTUAL PERFORMANCE AND RESULTS OF OPERATIONS INCLUDE THE
FOLLOWING: GENERAL ECONOMIC CONDITIONS AND INTEREST RATES; THE CYCLICAL AND SEASONAL NATURE OF THE COMPANY'S BUSINESSES; ADVERSE WEATHER; CHANGES IN PROPERTY TAXES AND ENERGY COSTS; CHANGES IN FEDERAL INCOME TAX LAWS AND FEDERAL MORTGAGE FINANCING PROGRAMS; GOVERNMENTAL REGULATION; CHANGES IN GOVERNMENTAL AND PUBLIC POLICY; CHANGES IN ECONOMIC CONDITIONS SPECIFIC TO ANY ONE OF MORE OF THE COMPANY'S MARKETS AND BUSINESSES; COMPETITION; AVAILABILITY OF RAW MATERIALS; AND UNEXPECTED OPERATIONS DIFFICULTIES. OTHER RISKS AND UNCERTAINTIES MAY ALSO AFFECT THE OUTCOME OF THE COMPANY'S ACTUAL PERFORMANCE AND RESULTS OF OPERATIONS.


For additional information, contact at 214/981-5000:
Laurence E. Hirsch
Chairman and Chief Executive Officer

Sheila E. Gallagher
Vice President-Corporate Communications